Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A of Riverview Financial Corporation of our report dated March 14, 2013 on the consolidated financial statements of Riverview Financial Corporation for the year ended December 31, 2012.

/s/ Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

January 17, 2014